Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Post-Effective Amendment Number 1 to Number 33-29053 and Form S-8 Number 333-102810) pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan B of our report dated April 15, 2021, with respect to the financial statements and schedule of the Hormel Foods Corporation Tax Deferred Investment Plan B included in this Annual Report (Form 11-K) for the year ended October 25, 2020.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 15, 2021